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                                                                Exhibit 10.2

THIS NOTE HAS BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE HOLDER OF THIS NOTE HAS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH A TRANSFER WOULD NOT RESULT IN A VIOLATION OF THE SECURITIES ACT OF 1933, OR UNLESS THIS NOTE HAS BEEN REGISTERED UNDER SAID ACT.

                                   PROMISSORY NOTE

$200,000.00                                                September 22, 1997

    For value received, Perceptronics, Inc., a Delaware corporation (the "Company"), promises to pay to Applied Controls Technology at 27525 Newhall Ranch Road Unit 4, Valencia CA 91355 (the "Lender"), or at such other address as Lender shall from time to time designate in writing, the sum of TWO HUNDRED THOUSAND DOLLARS ($200,000.00 U.S.) on September 23, 1999.

    The Company shall have the right, from time to time, to prepay the principal amount of the Note in whole or in part without premium or penalty. The Company will pay interest on the outstanding principal on a monthly basis, based on an annual percentage rate of 12% per year, with the first interest payment due and payable 30 days after the date of this Note.

    Upon written demand of the Lender, the Company shall be required to prepay $51,032 of the Note with any proceeds received in connection with the second shipment, and $148,968 of the Note with any proceeds received in connection with the final 10% withhold, of the current subcontract between the Lender and the Company for the manufacture and delivery of Precision Gunnery Training Systems ("PGTS") intended for resale to the Kingdom of Saudi Arabia.

    The Company agrees to pay all costs of collection and enforcement, including reasonable attorney's fees, of the Lender in attempting to enforce the payment of the Note. This Note shall be governed by, and construed in accordance with, the laws of the State of California, U.S.A., except choice of law rules shall not apply.

PERCEPTRONICS, INC.,

BY: /s/ Gershon Weltman
   ----------------------------------------
   Gershon Weltman, Ph.D.
   Chief Executive Officer                            (Corporate Seal)